Exhibit 1.2

PURCHASE AGREEMENT

by and among

WESTPAC BANKING CORPORATION

(A.B.N. 33 007 457 141),

and

•[Purchaser],

as Purchaser,

•[Date]

To the Purchaser listed on the signature page hereto

Ladies and Gentlemen:

Subject to the terms and conditions set forth in this Agreement, Westpac Banking Corporation (A.B.N. 33 007 457 141) (in its capacity as issuer under this agreement, “Westpac”), a company incorporated in the Commonwealth of Australia (“Australia”) under the Corporations Act 2001 of Australia (the “Corporations Act”) and registered in New South Wales, hereby agrees to issue and sell to you, as purchaser (“Purchaser”), and you hereby agree to purchase from Westpac on the terms and subject to the provisions set forth in Exhibit A hereto, the retail medium-term notes having the terms and provisions set forth in Exhibit A hereto (the “Notes”) issued under its Retail Medium-Term Notes program (the “Program”) in a transaction registered under the Securities Act of 1933, as amended (the “Securities Act”).  The Notes will be issued pursuant to the Indenture, dated as of March 2, 2011 (the “Indenture” and, together with this Agreement, the “Operative Agreements”), between Westpac and Wells Fargo Bank, National Association, as trustee (the “Trustee”) and will constitute a separate series of debt securities of Westpac.

SECTION 1.                Registration of the Notes

Westpac has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act and the rules and regulations thereunder (the “Securities Act Regulations”), an “automatic shelf registration statement,” as such term is defined under Rule 405 of the Securities Act Regulations, on Form F-3 (No. 333-172579), including a prospectus, for registration of the offer and sale of its retail medium-term notes (the “RMTNs”) from time to time under the Securities Act and Rule 415 of the Securities Act Regulations, and such registration statement became effective upon filing with the Commission on March 2, 2011 in accordance with Rule 462(e) under the Securities Act Regulations.

The term “Registration Statement” means, as of any time, the aforementioned registration statement, including the information contained in any document incorporated by reference therein and any other supplement or amendment thereto deemed or retroactively deemed, in accordance with Rule 430B(f) of the Securities Act Regulations, to be a part thereof at such time that has not been superseded or modified; provided, however, that in the absence of any time reference, such term means the aforementioned registration statement, including the information contained in any document incorporated by reference therein and any amendment or supplement thereto deemed or retroactively deemed, in accordance with Rule 430B(f), to be a part thereof at the time of the first contract of sale for the Notes, which time shall be considered the “new effective date” of such registration statement with respect to the Notes within the meaning of Rule 430B(f)(2) of the Securities Act Regulations.

The term “Base Prospectus” means the prospectus filed as part of the Registration Statement, in the form in which it has most recently been filed with the Commission, relating to the RMTNs, including the information incorporated by reference therein that has not been superseded or modified or deemed superseded and modified and any supplement or amendment thereto other than the Pricing Supplement (as defined below).

The term “Preliminary Prospectus” means the prospectus (including the Base Prospectus) and the prospectus supplement furnished by Westpac before the Applicable Time (as defined in Section 7(a)(i)) with respect to the Notes which, pursuant to Rule 430B of the Securities Act Regulations, omitted information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b).

The term “Pricing Supplement” means the supplement to the Preliminary Prospectus that contains or incorporates by reference pricing information and other terms relating to the Notes and the terms of the offering thereof as set forth in Exhibit A hereto.

The term “General Disclosure Package” means, with respect to the offer and sale of the Notes, the Preliminary Prospectus and each Permitted Free Writing Prospectus (as defined below) that relates to the Notes used prior to the Applicable Time for the Notes.

The term “Prospectus” means, collectively, the Preliminary Prospectus and the Pricing Supplement relating to the offer of the Notes that, collectively, satisfies Section 10(a) of the Securities Act.

The term “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as such term is defined in Rule 433 of the Securities Act Regulations, relating to the Notes in the form filed or required to be filed by Westpac with the Commission or, if not required to be filed, in the form retained in Westpac’s records pursuant to Rule 433(g) of the Securities Act Regulations.

The term “Permitted Free Writing Prospectus” means any Issuer Free Writing Prospectus or other “free writing prospectus,” as defined in Rule 405 of the Securities Act Regulations, relating to the Notes, used by Westpac or Purchaser, as the case may be, pursuant to Section 5 hereof.

Any reference herein to financial statements and schedules and other information that is “disclosed,” “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Prospectus, the General Disclosure Package, a Permitted Free Writing Prospectus, the Pricing Supplement or the Preliminary Prospectus shall be deemed to include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement, the Prospectus, the General Disclosure Package, a Permitted Free Writing Prospectus, the Pricing Supplement or the Preliminary Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus, the General Disclosure Package, a Permitted Free Writing Prospectus, the Pricing Supplement or the Preliminary Prospectus shall be deemed to include any document filed under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act’) that is incorporated by reference in the Registration Statement, the Prospectus, the General Disclosure Package, a Permitted Free Writing Prospectus, the Pricing Supplement or the Preliminary Prospectus, as the case may be.

SECTION 2.                Conditions to Purchaser’s Obligations

(a)           The obligations of Purchaser hereunder are subject to the accuracy of the representations and warranties on the part of Westpac contained herein and the performance and observance by Westpac of all of its covenants and agreements herein contained.

(b)           The obligations of Purchaser to purchase the Notes pursuant to this Agreement are subject to its right to terminate this Agreement pursuant to Section 13 hereof, to compliance by Westpac with the provisions hereof and satisfaction of the conditions set forth elsewhere herein, and to the following further conditions: (i) no order suspending the effectiveness of the Registration Statement shall be in effect, no proceeding for such purpose shall be pending before or, to Westpac’s knowledge, threatened by the Commission, and no notice of objection of the Commission to the use of such form of registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the Securities Act Regulations shall have been received by Westpac; (ii) since the Applicable Time for the offer and sale of the Notes, there shall not have occurred any event or circumstance required to be set forth in an amendment or supplement to the Registration Statement or the General Disclosure Package for the Notes so that the Registration Statement or the General Disclosure Package does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; (iii) Westpac shall have filed the Pricing Supplement for the Notes with the Commission in the manner and within the time period required by Rule 424(b) of the Securities Act Regulations and any other Permitted Free Writing Prospectus required to be filed by Westpac with respect to the Notes pursuant to Rule 433(d) of the Securities Act Regulations shall have been filed with the Commission within the applicable time periods prescribed for such filings under Rule 433 of the Securities Act Regulations or, if applicable, in accordance with Rule 164(b) of the Securities Act Regulations and (iv) on the date of delivery of the Notes to Purchaser (the “Settlement Date”), the Notes shall have ratings equal to or higher than the ratings assigned to the Notes as of the date of this Agreement (if any), and there shall not have been a public announcement by a rating agency that it has under surveillance or review, with possible negative implications, its rating of the Program or the Notes or a withdrawal by a rating agency of its rating of the Program or the Notes.

SECTION 3.                Covenants of Westpac

In further consideration of the agreements of Purchaser herein contained, Westpac covenants as follows:

(a)           In connection with the offer and sale of the Notes under this Agreement, Westpac will comply in all material respects with the Securities Act, the Securities Act Regulations, the Exchange Act, the rules and regulations of the Commission under the Exchange Act (the “Exchange Act Regulations”), the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission under the Trust Indenture Act.  If at any time prior to the Settlement Date or during the Prospectus Delivery Period (as defined below) any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for Purchaser or counsel for Westpac, to amend the Registration Statement in order that it will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Preliminary Prospectus, the Prospectus or the General Disclosure Package in order that it will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered (or but for the exemption in Rule 172 of the Securities Act Regulations would be required to be delivered) to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Base Prospectus, the Preliminary Prospectus, the General Disclosure Package or the Prospectus in order to comply with the requirements of the Securities Act or the Securities Act Regulations, Westpac will: (1) give prompt written notice to Purchaser to cease sales of the Notes; (2) promptly prepare and file with the Commission such amendment or supplement or file a Permitted Free Writing Prospectus as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the General Disclosure Package or the Prospectus, as the case may be, comply with such requirements, provided that Westpac will furnish Purchaser with copies of any such amendment or supplement a reasonable time in advance of filing such amendment or supplement with the Commission and will not file such amendment or supplement without the consent of Purchaser, which consent may not be unreasonably withheld or delayed; (3) use its reasonable best efforts to have any such amendment or supplement to the Registration Statement or new registration statement declared effective as soon as practicable (if it does not relate to an automatic shelf registration statement); and (4) furnish to Purchaser such number of copies of such amendment or supplement as Purchaser may reasonably request.  As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Notes as, in the reasonable opinion of counsel for Purchaser, a prospectus relating to the Notes is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Notes by Purchaser.

(b)           Westpac will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(c)           During the Prospectus Delivery Period, Westpac will give Purchaser and its counsel notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Base Prospectus, the Preliminary Prospectus, the General Disclosure Package or the Prospectus, whether by the filing of documents pursuant to the Securities Act, the Exchange Act or otherwise, and will furnish Purchaser and its counsel with copies of any such documents a reasonable amount of time prior to such proposed filing or use, and will not finalize or file such new or additional registration statement, amendment or supplement without the consent of Purchaser, which consent will not be unreasonably withheld or delayed.

(d)           During the Prospectus Delivery Period, Westpac will promptly notify Purchaser and its counsel, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement, or when any amendment or supplement to the Base Prospectus or the Prospectus shall have been filed (other than the Pricing Supplement, except as set forth in the Procedures (as defined herein)), (ii) the receipt of any comments from the Commission with respect to the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the General Disclosure Package or the Prospectus, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Base Prospectus or the Prospectus or any document incorporated by reference therein or otherwise deemed a part thereof or for additional information, (iv) the receipt of notice by Westpac of the initiation of any examination pursuant to Section 8(e) of the Securities Act relating to the Registration Statement or Westpac becoming subject to a proceeding under Section 8A of the Securities Act in connection with the Notes and (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the issuance of any order preventing or suspending the use of the Base Prospectus, the Preliminary Prospectus, the General Disclosure Package or the Prospectus, or the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or the initiation of or notification of any threat to initiate any proceedings for any such purposes; and Westpac will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Base Prospectus, the Preliminary Prospectus, the General Disclosure Package or the Prospectus or suspending any such qualification of the Notes and, if any such order is issued, will use its best efforts to obtain as soon as possible the withdrawal thereof.  In connection with the offer and sale of the Notes under this Agreement, Westpac will make all filings required by Rule 424(b) of the Securities Act Regulations in the manner and within the time period required by Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether each form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  Westpac shall pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1)(i) of the Securities Act Regulations and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(e)           Westpac has furnished or will make available upon request to Purchaser, without charge, conformed copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and signed and conformed copies of consents and certificates of experts).  The copies of the Registration Statement and each amendment thereto furnished to Purchaser will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T.

(f)            Westpac will furnish to Purchaser, without charge, such number of copies of the Base Prospectus, the Preliminary Prospectus and the Prospectus (and any amendments or supplements thereto) as Purchaser may reasonably request.  The Base Prospectus, the Preliminary Prospectus and the Prospectus (and any amendments or supplements thereto) furnished to Purchaser will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(g)           Westpac will endeavor, in cooperation with Purchaser, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as Purchaser may request, and will use its best efforts to maintain such qualifications in effect for as long as may be required for the distribution of the Notes, provided, however, that Westpac shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  Westpac will file promptly such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided.  Westpac will promptly advise Purchaser of the receipt by Westpac of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

(h)           Westpac, during the Prospectus Delivery Period, will file all documents required to be filed with the Commission pursuant to the Exchange Act in the manner and within the respective time periods required by the Exchange Act and the Exchange Act Regulations.

(i)            Westpac will use the net proceeds received by it from the sale of the Notes in the manner specified in the General Disclosure Package and the Prospectus.

(j)            Westpac shall use its best efforts in cooperation with Purchaser to permit the Notes to be eligible for clearance and settlement through the facilities of The Depository Trust Company.

(k)           Westpac will file the Pricing Supplement with the Commission pursuant to Rule 424(b) of the Securities Act Regulations not later than close of business on the second business day following the date hereof.

SECTION 4.                Covenants of Purchaser

(a)           Purchaser has solicited and will solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the General Disclosure Package and the Prospectus.  For the purpose of such solicitations, Purchaser has used and will use the General Disclosure Package and the Prospectus relating to the Notes, and Purchaser has solicited and will solicit offers to purchase only as permitted or contemplated thereby and herein and has solicited and will solicit offers to purchase the Notes only as permitted by the Securities Act and the applicable securities laws or regulations of any jurisdiction.

(b)           Purchaser has solicited and will solicit offers to purchase the Notes only in denominations of US$1,000 (or, in the case of Notes not denominated in U.S. dollars, 1,000 units of such currency) or more, in integral multiples of US$1,000 (or, in the case of Notes not denominated in U.S. dollars, 1,000 units of such currency).  Except as set forth in Exhibit A hereto, Purchaser has not appointed subagents or engaged the services of any other broker or dealer in connection with the offering or sale of the Notes, other than an affiliate of Purchaser.  Unless otherwise authorized by Westpac, all Notes shall be sold to the public initially at a purchase price not to exceed 100% of the principal amount thereof, plus accrued interest, if any.

Such purchase price shall be set forth in the confirmation statement of Purchaser that is delivered to each purchaser of the Notes.

(c)           Each of Westpac and Purchaser acknowledge and agree that the Notes are being offered for sale in the United States only.

SECTION 5.                Free Writing Prospectuses

(a)           Purchaser covenants and agrees that (i) except as otherwise provided in this Agreement, unless Purchaser obtains the prior written consent of Westpac, which consent will not be unreasonably withheld or delayed, it has not made and will not make, as the case may be, any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the Securities Act Regulations, required to be filed with the Commission, and (ii) it will furnish Westpac with each proposed Issuer Free Writing Prospectus that (A) is required to be filed pursuant to Rule 433 of the Securities Act Regulations or (B) is or will be a part of the General Disclosure Package or Prospectus relating to or to be used in connection with the offer and sale of the Notes to be prepared by or on behalf of Purchaser before its first use and will not use any such Issuer Free Writing Prospectus to which Westpac objects. Purchaser covenants and agrees that it will use a Permitted Free Writing Prospectus prepared by or on behalf of Purchaser only if such Permitted Free Writing Prospectus complies with the requirements of the Securities Act and the Securities Act Regulations.  Notwithstanding anything to the contrary contained herein, Westpac consents to the use by Purchaser of a free writing prospectus that (a) (i) contains information describing only the preliminary terms, such terms having been agreed by Westpac and Purchaser, of the Notes or their offering and (ii) contains information describing only the final terms, such terms having been agreed by Westpac and Purchaser, of the Notes or their offering and that is or is to be included in the Pricing Supplement contemplated by Section 3(k) hereof or (b) (i) contains other customary information that is not “issuer information,” as defined in Rule 433 of the Securities Act Regulations or (ii) is not otherwise an Issuer Free Writing Prospectus.

(b)           With respect to the Notes, Westpac represents, warrants, covenants and agrees that, without the prior written consent of Purchaser, which consent will not be unreasonably withheld or delayed, it has not made and will not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the Securities Act Regulations, required to be filed with the Commission.  Notwithstanding anything to the contrary contained herein, Purchaser consents to the use by Westpac of a free writing prospectus that (i) contains information describing only the preliminary terms, such terms having been agreed by Westpac and Purchaser, of the Notes or their offering and (ii) contains information describing only the final terms, such terms having been agreed by Westpac and Purchaser, of the Notes or their offering and that is or is to be included in the Pricing Supplement contemplated by Section 3(k) hereof.

(c)           Westpac covenants and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and will comply with the requirements of Rule 433 of the Securities Act Regulations applicable to each and every Permitted Free Writing Prospectus, including timely filing with the Commission where required.

(d)           Westpac represents, warrants, covenants and agrees that each Permitted Free Writing Prospectus, as of its first date of use and at all subsequent times through the completion of the offer and sale of the Notes or until any earlier date that the issuer of such Permitted Free Writing Prospectus notified or gives notice to Purchaser in accordance with Section 5(e) hereof, did not and does not include any information that conflicted or conflicts with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus; provided, however, that no representation, warranty, covenant or agreement is made with respect to information contained in or omissions from such Permitted Free Writing Prospectus based upon and in conformity with written information furnished to Westpac by Purchaser specifically for use therein. Purchaser represents, warrants, covenants and agrees that it shall not prepare and disseminate any “free writing prospectus,” as defined in Rule 405 of the Securities Act Regulations, that contains information that conflicts with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus; provided, however, that no representation, warranty, covenant and agreement is made with respect to information in a Permitted Free Writing Prospectus that has been furnished in writing by Westpac to Purchaser specifically for the use therein.

(e)           Westpac covenants and agrees that if at any time following the issuance of a Permitted Free Writing Prospectus through the completion of the offer and sale of the Notes or until any earlier date that the issuer of such Permitted Free Writing Prospectus notified or gives notice to Purchaser in accordance with this Section 5(e) any event or development occurs as a result of which such Permitted Free Writing Prospectus conflicts with the information in the Registration Statement, the General Disclosure Package or the Prospectus or includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, Westpac will give prompt notice thereof to Purchaser and, if requested by Purchaser, will prepare and furnish without charge to Purchaser a Permitted Free Writing Prospectus or other document that will correct such conflict, statement or omission. In the event that such conflict, misstatement or omission is based upon and in conformity with written information furnished to Westpac by Purchaser specifically for use therein, Purchaser shall use reasonable best efforts to assist Westpac in updating such previously furnished written information.

(f)            Westpac will deliver to Purchaser, without charge, such number of copies of each Free Writing Prospectus prepared by or on behalf of or used or referred to by Westpac as Purchaser may reasonably request. To the extent applicable, each such document furnished to Purchaser will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

SECTION 6.                Terms of the Notes and the Offering

The sale of Notes shall be made in accordance with the terms of this Agreement, including, without limitation, Exhibit A hereto.  Upon receipt from Purchaser of the net proceeds specified in Exhibit A to this Agreement, Westpac shall direct the Trustee (a) to enter a notation(s) pursuant to Westpac’s instructions on the Global Master Note (as defined in the Indenture) with respect to the Notes and (b) retain the applicable Pricing Supplement(s) from which the terms of such Notes are incorporated.

SECTION 7.                Representations and Warranties of Westpac and Purchaser

(a)           Westpac represents and warrants to Purchaser (1) as of the date hereof, (2) as of the Applicable Time and (3) as of the Settlement Date (each of the times referenced above being referred to herein as a “Representation Date”), as follows:

(i)            Compliance with Registration Requirements.  Westpac meets the requirements for use of Form F-3 under the Securities Act.  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act Regulations, and the Notes are eligible for registration by Westpac on a Rule 405 automatic shelf registration statement.  The Registration Statement became effective upon filing with the Commission under Rule 462(e) under the Securities Act on March 2, 2011 and any post effective amendment thereto also became effective upon filing under Rule 462(e) under the Securities Act.  No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against Westpac or related to the offering has been initiated or, to Westpac’s knowledge, threatened by the Commission.

At the respective times the Registration Statement and each amendment thereto became effective and at each deemed effective date with respect to Purchaser pursuant to Rule 430B(f) of the Securities Act Regulations, the Registration Statement complied, complies and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations, and did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.  Westpac makes no representation or warranty with respect to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act.

Each of the Preliminary Prospectus and the Prospectus, as of its date, and, if amended or supplemented, as of the date of any amendment or supplement, and, in the case of the Prospectus, on the Settlement Date, conformed, conforms and will conform in all material respects with the requirements of the Securities Act and the Securities Act Regulations, and the Preliminary Prospectus or the Prospectus, as of its date, and, if amended or supplemented, as of the date of any amendment or supplement, and, in the case of the Prospectus, on the Settlement Date, did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time, the General Disclosure Package did not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection (i) and elsewhere in this Agreement, “Applicable Time” means the time and date indicated as such in Exhibit A hereto.

The representations and warranties in this subsection (i) shall not apply to statements in or omissions from the Registration Statement, the Preliminary Prospectus, the General Disclosure Package or the Prospectus made in reliance upon and in conformity with written information furnished to Westpac by Purchaser.

(ii)           Status under the Securities Act.  Westpac is not an “ineligible issuer” and is a “well-known seasoned issuer,” in each case as such term is defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Notes.

(iii)          Incorporated Documents.  The documents incorporated by reference in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the General Disclosure Package or the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, conformed and will conform in all material respects with the requirements of the Exchange Act and the Exchange Act Regulations and, when read together with the other information in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the General Disclosure Package or the Prospectus, as the case may be, (1) at the time the Registration Statement became effective and (2) at the Applicable Time, did not, does not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iv)          Independent Accountants.  The accountants who certified Westpac’s audited financial statements and any supporting schedules thereto included in, or incorporated by reference into, the Registration Statement, the Preliminary Prospectus, the General Disclosure Package or the Prospectus are independent chartered accountants with respect to Westpac under the Rules of Ethical Conduct of the Institute of Chartered Accountants in Australia and an independent registered public accounting firm as required by the Securities Act.

(v)           Financial Statements.  The financial statements, together with the related schedules and notes thereto, of Westpac and its controlled entities included or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the General Disclosure Package or the Prospectus comply in all material respects with the applicable requirements of the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations, as applicable, and present fairly the consolidated financial condition and results of operations of Westpac and its controlled entities as at the dates indicated and for the periods specified; and, except as stated therein, said financial statements have been prepared in accordance with the requirements for an authorized deposit-taking institution under the Banking Act 1959 of Australia, as amended (the “Australian Banking Act”), Australian equivalents to International Financial Reporting Standards, other authoritative pronouncements of the Australian Accounting Standards Board, Urgent Issues Group Interpretations and the Corporations Act applied on a consistent basis to all periods presented; Westpac’s financial statements comply with International Financial Reporting Standards as issued by the International Accounting Standards Board; and any pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the General Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of Regulation S-X promulgated by the Commission and have been prepared on a basis consistent with Westpac’s financial statements for the same fiscal period or periods as are covered by such pro forma financial information, except for such reclassifications and pro forma adjustments as are specified therein, and the assumptions used in connection with the preparation of such pro forma financial information were reasonable as of the respective dates on which such pro forma financial information was prepared, the adjustments used therein were appropriate to give effect to the transactions and circumstances referred to therein, and the material assumptions used in connection with the preparation of such pro forma financial information are set forth or incorporated by reference in each of the Registration Statement, the Preliminary Prospectus, the General Disclosure Package and the Prospectus.

(vi)          Internal Accounting Controls.  Westpac maintains a system of internal controls designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with applicable accounting standards, which system includes policies and procedures that (A) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of Westpac and its consolidated entities, (B) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with applicable accounting standards, and that receipts and expenditures of Westpac are being made only in accordance with authorizations of management and directors of Westpac, and (C) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Westpac’s assets that could have a material effect on its financial statements.

(vii)         Disclosure Controls and Procedures.  Westpac has established and maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 of the Exchange Act Regulations) in accordance with the Exchange Act Regulations.

(viii)        Due Incorporation and Qualification.  Westpac has been duly organized, is a validly existing corporation under the laws of Australia, is authorized to carry on a banking business under the laws of Australia and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus, the General Disclosure Package and the Prospectus.

(ix)          Existence of Significant Subsidiaries.  Each Significant Subsidiary (as defined below) of Westpac has been duly organized, is a validly existing corporation under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus, the General Disclosure Package and the Prospectus and all of the issued and outstanding share capital or capital stock of each such Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by Westpac, directly or through subsidiaries, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.  The term “Significant Subsidiary” means each subsidiary of Westpac that is a significant subsidiary as defined in Rule 1-02 of Regulation S-X of the Securities Act Regulations.

(x)           No Material Adverse Change.  Since the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectus, the General Disclosure Package and the Prospectus, except as otherwise stated therein or contemplated thereby, there has been no material adverse change, or any development that could reasonably be expected to result in a prospective material adverse change, in the condition, financial or otherwise, or in or affecting the earnings, prospects or operations of Westpac and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Change”).

(xi)          No Defaults.  Neither Westpac nor any of its subsidiaries is in violation of its constitution, memorandum of association, articles of association, charter or other organizational document or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which Westpac or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of Westpac or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not have, and could not reasonably be expected to have, a prospective, material adverse effect on the condition, financial or otherwise, or the earnings or operations of Westpac and its subsidiaries taken as a whole (a “Material Adverse Effect”).  None of the execution, delivery and performance of the Notes and the Operative Agreements by Westpac, and any other agreement or instrument entered into or issued or to be entered into or issued by Westpac in connection with the transactions contemplated hereby or thereby or in the Registration Statement, the Preliminary Prospectus, the General Disclosure Package or the Prospectus, and the consummation of the transactions contemplated herein and in the Registration Statement, the Preliminary Prospectus, the General Disclosure Package or the Prospectus (including the issuance and sale of the Notes as described therein and the use of the proceeds therefrom as described under the caption “Use of Proceeds”) and compliance by Westpac with its obligations thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Westpac or any subsidiary of Westpac pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults, events, liens, charges or encumbrances that would not have a, and could not reasonably be expected to have a prospective, Material Adverse Effect), nor will such action result in any violation of (A) any provision of Westpac’s constitution or (B) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over Westpac or any of its assets, properties or operations except, in the case of this subsection (B), a violation which, alone or taken together with all such violations covered by this subsection (B), would not have a, and could not reasonably be expected to have a prospective, Material Adverse Effect.

(xii)         Legal Proceedings.  Except as may be set forth in the Registration Statement, the Preliminary Prospectus, the General Disclosure Package and the Prospectus, there is no investigation, action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the best of Westpac’s knowledge, threatened against or affecting Westpac or any of its Significant Subsidiaries that in the reasonable judgment of Westpac is likely to result in any Material Adverse Effect or adversely affect the consummation of the transactions contemplated under the Registration Statement, the Preliminary Prospectus, the General Disclosure Package, the Prospectus, the Indenture or this Agreement or the performance by Westpac of its obligations hereunder or thereunder.

(xiii)        Authorization of this Agreement.  This Agreement has been duly authorized, executed and delivered by Westpac.

(xiv)        Authorization of the Indenture.  The Indenture has been duly qualified under the Trust Indenture Act, has been duly authorized, executed and delivered by Westpac and, assuming due authorization, execution and delivery by the Trustee, will be a valid and legally binding agreement of Westpac, enforceable against Westpac in accordance with its terms, except as enforcement thereof may be limited bankruptcy, insolvency or other laws relating to or affecting the enforcement of creditor’s rights or by general equity principles.

(xv)         Authorization of the Notes.  The Notes, on the Settlement Date, will have been duly authorized and executed by Westpac and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and legally binding obligations of Westpac, enforceable against Westpac in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting the enforcement of creditor’s rights or by general equity principles, and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(xvi)        Descriptions of the Notes and the Operative Agreements.  The Notes and the Operative Agreements will conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the Preliminary Prospectus, the General Disclosure Package and the Prospectus and will be substantially in the respective forms last delivered to Purchaser and filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement, the Preliminary Prospectus, the General Disclosure Package or the Prospectus.

(xvii)       Absence of Further Requirements. No declaration or filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any court or any regulatory authority or other governmental agency or stock exchange authority or body, in the United States, Australia or elsewhere, is necessary or required for the issuance and sale by Westpac of the Notes, for the due authorization, execution and delivery by Westpac of the Operative Agreements or for the performance by Westpac of the transactions contemplated by the Registration Statement, the Preliminary Prospectus, the General Disclosure Package, the Prospectus and the Operative Agreements, (A) except (i) such as have been already obtained or will have been obtained prior to the Settlement Date, as required under the Securities Act, the Securities Act Regulations, the Exchange Act, the Exchange Act Regulations, the requirements of the Australian Securities Exchange or the laws of Australia and (ii) such as may be required under state securities or banking laws in connection with the purchase and distribution of the Notes by Purchaser and (B) such consents, approvals, authorizations, licenses, orders, registrations, qualifications or decrees the failure to obtain or make which, individually or in the aggregate, would not have a, and could not reasonably be expected to have a prospective, Material Adverse Effect or will not affect the validity of the Notes or the rights of the holders thereof or prevent or delay the consummation of the transactions contemplated by the Registration Statement, the Preliminary Prospectus, the General Disclosure Package, the Prospectus and the Operative Agreements.

(xviii)      Foreign Private Issuer.  Westpac is a “foreign private issuer” (as such term is defined in Rule 405 of the Securities Act Regulations).

(xix)        Reporting Company.  Westpac is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(xx)         Ranking.  The Notes will be Westpac’s direct, unconditional, unsubordinated and unsecured obligations and will rank equally among themselves and at least equally with all of Westpac’s other unsecured and unsubordinated obligations from time to time outstanding (except such obligations as are preferred by law, including, but not limited to, Sections 13A and 16 of the Australian Banking Act and Section 86 of the Reserve Bank Act 1959 of Australia).

(xxi)        Compliance with OFAC. None of Westpac, any of its subsidiaries or, to the knowledge of Westpac, any director, officer, agent, employee or affiliate of Westpac or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of Treasury (“OFAC”); and Westpac will not use the proceeds of the offering of the Notes hereunder in a manner that would result in a violation by Westpac of the U.S. sanctions administered by OFAC.

(xxii)       Waiver of Immunities.  Westpac and its obligations under the Operative Agreements and the Notes are subject to civil and commercial law and to suit and neither it nor any of its properties, assets or revenues has any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of judgment, in any jurisdiction, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement.

(xxiii)      Withholdings Under Australian Law.  Subject to compliance with the requirements set out in Section 128F of the Income Tax Assessment Act 1936 of Australia, as amended, and associated regulations and, where applicable, replacement legislation including but not limited to the Income Tax Assessment Act 1997 of Australia (the “Tax Act”) being met (which does not limit Westpac’s obligation to pay any Additional Amounts (as defined in the Notes) in respect of Australian taxes), payments of principal and interest in respect of the Notes will not be subject to any withholdings or other charges or deductions under the laws of Australia or any political subdivision thereof.

(xxiv)     Consent to Jurisdiction.  Any final and conclusive judgment for the payment of a fixed or readily calculable sum of money rendered by any court of the State of New York or of the United States in respect of any suit, action or proceeding against Westpac based upon the Operative Agreements or the Notes or any agreement or instrument entered into in connection herewith or therewith would be recognized by the federal courts of competent jurisdiction in Australia and the courts of competent jurisdiction in the State of New South Wales against Westpac so as to give rise to a new cause of action based on the judgment and capable of enforcement against Westpac without re-examination or review of the merits of the cause of action in respect of which the original judgment was given, except where (A) the foreign judgment is not consistent with public policy in Australia, (B) the foreign judgment has been obtained by fraud or duress or (C) the foreign judgment has been obtained in proceedings which contravene the principles of natural justice.  Westpac knows of no reason why the enforcement in Australia of such a judgment in respect of the Operative Agreements or the Notes or any agreement or instrument entered into in connection herewith or therewith would be contrary to the public policy of Australia as of the date hereof.

(xxv)      Validity of Agreements under Australian Law.  It is not necessary under the laws of Australia or any political subdivision thereof in order to enable any holder of Notes to enforce rights under the Notes or the Indenture that it should, as a result solely of its holding of the Notes, be licensed, qualified or otherwise entitled to carry on business in Australia or any political subdivision thereof.  The Operative Agreements and the Notes are, in all material respects, in proper legal form under the laws of Australia and any political subdivision thereof for the enforcement thereof against Westpac in such jurisdictions.  It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Operative Agreements or the Notes in Australia or any political subdivision thereof that any of them be filed or recorded or enrolled with any court, authority or agency in, or that any stamp, registration or similar taxes or duties be paid to any court, authority or agency of Australia or any political subdivision thereof.

(xxvi)     Document Taxation under Australian Law.  Provided that the Operative Agreements and the Notes are not executed in Australia, neither the Notes nor any documents or instruments entered into by Westpac in connection therewith are subject to any stamp, registration or similar tax or duty imposed by Australia or any political subdivision thereof.

(xxvii)    Accuracy of Exhibits. There are no material contracts or documents which are required to be described in the Registration Statement, the Preliminary Prospectus, the General Disclosure Package and the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(xxviii)   Investment Company Act of 1940.  Westpac is not required to register under the provisions of the Investment Company Act of 1940, as amended (the “Investment Company Act”), or to take any other action with respect to or under the Investment Company Act by reason of the issuance of the Notes other than filing Form F-N with the Commission which filing has been made and not withdrawn.

(xxix)     No Unlawful Payments.  To the knowledge of Westpac, none of (a) Westpac or any of its subsidiaries, (b) any director, officer or employee of Westpac or any of its subsidiaries acting within the scope of their employment, or (c) any agent of Westpac or any of its subsidiaries acting within the scope of its instructions from Westpac or any of its subsidiaries has (i) used any funds of Westpac for any contribution, gift, entertainment or other expense relating to political activity in violation of any applicable statute, rule or regulation of any jurisdiction in which Westpac or any such subsidiary operates and to which it is subject; (ii) made any direct or indirect payment to any foreign or domestic government official or government employee from funds of Westpac in violation of any applicable statute, rule or regulation of any jurisdiction in which Westpac or any such subsidiary operates and to which it is subject; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) used any funds of Westpac to make any bribe, rebate, payoff, influence payment, kickback or other payment, in each case in violation of any applicable statute, rule or regulation of any jurisdiction in which Westpac or any such subsidiary operates and to which it is subject.

(xxx)      Compliance with Money Laundering Laws.  To the best knowledge of Westpac, (a) the New York branch of Westpac conducts its operations in all material respects in compliance with the financial record-keeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, and (b) Westpac and its subsidiaries conduct their operations outside the United States in all material respects in compliance with the money laundering statutes, rules and regulations of the jurisdictions in which they operate and to which the operations of Westpac and its subsidiaries are subject in such jurisdictions (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Westpac or any of its subsidiaries with respect to the U.S. Currency and Foreign Transactions Reporting Act of 1970 or the Money Laundering Laws is pending or, to the best knowledge of Westpac, threatened, which would reasonably be expected to result in a Material Adverse Effect.

(b)           Representations and Warranties of Purchaser.  Purchaser represents, warrants and agrees with Westpac that it:

(i)            has not offered for issue or sale, or invited applications for the issue, sale or purchase of, the Notes in Australia (including an offer or invitation which is received by a person in Australia), will not offer for issue or sale, or invite applications for the issue or sale of, or to purchase, the Notes in Australia (including an offer or invitation which is received by a person in Australia), and has not distributed or published, and will not distribute or publish, any preliminary or final offering memorandum, advertisements or other offering material relating to the Notes in Australia;

(ii)           has solicited and will solicit offers to purchase the Notes, and each Note acquired by it as principal will be acquired, on the basis of the information contained in, and as a result of negotiations initiated following distribution of the Preliminary Prospectus, the General Disclosure Package or the Prospectus;

(iii)          in connection with the primary distribution of the Notes, will not sell any of the Notes (or any interest in the Notes) to any person if, at the time of such sale, its employees directly involved in the sale knew that, as a result of the sale, the Notes would be acquired (directly or indirectly) by an offshore associate listed in Exhibit B attached hereto, other than in the capacity of dealer, manager or underwriter in relation to the placement of the Notes or in the capacity of a clearing house, custodian, funds manager or responsible entity of an Australian registered scheme;

(iv)          will provide, within 14 days after the receipt of Westpac’s request, such information and documentation which is reasonably requested by Westpac in relation to the primary distribution of the Notes to assist Westpac in demonstrating (to the extent necessary) that the “public offer test” under Section 128F of the Tax Act has been satisfied; provided, however, that Purchaser shall not be obliged to disclose (I) any information which reveals the identity of any person to whom the offer or invitation was made or any purchaser of the Notes or any information from which such identity would be capable of being ascertained, (II) any information which is customarily regarded by it as confidential or the disclosure of which would be contrary or prohibited by any relevant law, regulation, directive or by any agreement or undertaking or (III) any information or documentation after a period of 7 years from the lodgement of the income tax return by Westpac for the financial year ending immediately following the issue date of the Notes; and

(v)           is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering of the Notes and will promptly notify Westpac if any such proceeding against it is initiated.

SECTION 8.                Payment of Expenses

Westpac will pay, without duplication, the following expenses incident to the performance of its obligations under this Agreement:  (i) the preparation and filing of the Registration Statement as originally filed and any amendments or supplements thereto and any Issuer Free Writing Prospectuses and Permitted Free Writing Prospectuses and delivery of copies thereof to Purchaser; (ii) the preparation, issuance and delivery of the Notes; (iii) the fees and disbursements of counsel for Westpac in connection with the transactions contemplated hereby, of the independent chartered accountants of Westpac, of the Trustee and its counsel and of any paying, calculation or other agents appointed by Westpac; (iv) the preparation, printing and delivery to Purchaser in quantities as hereinabove stated of copies of the Base Prospectus, the Preliminary Prospectus, the Prospectus, the Pricing Supplement and any amendments or supplements thereto; (v) if Westpac lists the Notes on a securities exchange or market, the costs and fees of such listing, as well as the costs and fees of The Depository Trust Company; (vi) the cost of providing CUSIP or other identification numbers for the Notes; (vii) all reasonable expenses in connection with “Blue Sky” or Financial Industry Regulatory Authority, Inc. (“FINRA”) matters; (viii) any fees charged by nationally recognized statistical rating organizations for the rating of the Notes; (ix) the preparation of the Operative Agreements; and (x) any out-of-pocket expenses of Purchaser incurred with the prior approval of Westpac.

SECTION 9.                Indemnification

(a)           Indemnification of Purchaser.  Westpac agrees to indemnify and hold harmless Purchaser, its respective affiliates, as such term is defined in Rule 405 of the Securities Act Regulations, its respective partners, directors and officers and each person, if any, who controls Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)        against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the General Disclosure Package, any Permitted Free Writing Prospectus or the Prospectus, including in each case, any amendment or supplement thereto, or the omission or alleged omission therefrom, in each case, of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 9(d) hereof) any such settlement is effected with the prior written consent of Westpac; and

(iii)          against any and all reasonable expense whatsoever (including, subject to Section 9(c) hereof, the reasonable fees and disbursements of counsel chosen in accordance with Section 9(c) hereof), as incurred, in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to Westpac by Purchaser expressly for use in the Registration Statement or the Base Prospectus, the Preliminary Prospectus, the General Disclosure Package, any Issuer Free Writing Prospectus or Permitted Free Writing Prospectus or the Prospectus or, in each case, any amendment or supplement thereto.

(b)           Indemnification of Westpac.  Purchaser agrees to indemnify and hold harmless Westpac, its directors, its officers who signed the Registration Statement (or any amendment or supplement thereto) and each person, if any, who controls Westpac within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 9, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the General Disclosure Package, any Permitted Free Writing Prospectus or the Prospectus or, in each case, any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to Westpac by Purchaser expressly for use in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the General Disclosure Package, any Permitted Free Writing Prospectus or the Prospectus or, in each case, any amendment or supplement thereto.

(c)           General.  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either subsection (a) or (b) above, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing, and the indemnifying party, upon the request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  Any failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and, in the reasonable opinion of counsel to the indemnified party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by Purchaser in the case of parties indemnified pursuant to subsection (a) above and by Westpac in the case of parties indemnified pursuant to subsection (b) above.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to, or an admission of fault, culpability or failure to act, by or on behalf of any indemnified party.

(d)           Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 9(a)(ii) above effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 10.              Contribution

In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 9 above is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, Westpac and Purchaser in respect of which such indemnity agreement is held to be unenforceable shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by Westpac and Purchaser, as incurred, in such proportions that Purchaser is responsible for that portion represented by the percentage that the total commissions and underwriting discounts received by Purchaser (without duplication) to the date of such liability bears to the total sales price received by Westpac from the sale of the Notes sold to or through Purchaser to the date of such liability, and Westpac is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as Purchaser, and each person, if any, who controls Westpac within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as Westpac.

SECTION 11.              No Fiduciary Duty

Westpac acknowledges and agrees that:  (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the initial public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between Westpac, on the one hand, and Purchaser, on the other hand, and Westpac is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction, Purchaser is and has been acting solely as a principal and is not the financial advisor or fiduciary of Westpac, or any of its affiliates, stockholders, creditors or employees; (iii) Purchaser has not assumed and will not assume an advisory or fiduciary responsibility in favor of Westpac with respect to any of the transactions contemplated hereby (irrespective of whether Purchaser has advised or is currently advising Westpac on other matters) and Purchaser has no obligation to Westpac with respect to the offering and sale of the Notes except the obligations expressly set forth in this Agreement; (iv) Purchaser and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Westpac and Purchaser has no obligation to disclose any of such interests by virtue of any advisory or fiduciary relationship; and (v) Purchaser has not provided any legal, accounting, business, regulatory or tax advice with respect to the offering and sale of the Notes and Westpac has consulted its own advisors to the extent it deemed appropriate.

SECTION 12.              Amendment

This Agreement may be amended or supplemented if, but only if, such amendment or supplement is in writing and is signed by Westpac and Purchaser.

SECTION 13.              Termination

(a)           Purchaser may terminate this Agreement immediately upon notice to Westpac at any time on or prior to the Settlement Date that any condition specified in Section 2 hereof shall not have been fulfilled when and as required to be fulfilled or if (i) there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus relating to the Notes, any Material Adverse Change, (ii) there has occurred any material adverse change in the financial markets in Australia or the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis, the effect of which in each case is such as to make it, in the reasonable judgment of Purchaser, impracticable to market the Notes or enforce contracts for the sale of the Notes, (iii) trading in any securities of Westpac has been suspended by the Australian Securities Exchange, the Commission or any U.S. national securities exchange or if trading generally on the Australian Securities Exchange, the New York Stock Exchange or the Nasdaq Global Select Market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by any such exchange or market or by order of the Commission, FINRA, or any other governmental authority, (iv) a general moratorium on commercial banking activities has been declared by United States federal or New York authorities, or a material disruption in commercial banking or securities settlement or clearance services in Australia or the United States has occurred, (v) the rating assigned by any “nationally recognized statistical rating organization” (as that term is defined by the Commission under the Exchange Act) to any debt securities of Westpac as of the date of this Agreement shall have been lowered or withdrawn or such rating organization shall have publicly announced that it has under surveillance or review, other than with positive implications, its rating of any debt securities of Westpac, or (vi) after the time and date of this Agreement, there has been any actual or prospective change in Australian or United States tax laws or regulations that materially adversely affects the Notes.

(b)           If this Agreement is terminated, this Section 13 and Sections 3, 4(b), 6, 7, 8, 9, 10, 15, 16, 17, 18, 19 and 20 hereof shall survive and shall remain in effect.

(c)           In the event the proposed offering of the Notes is not completed according to the terms of this Agreement, Purchaser will be reimbursed by Westpac for all of their out-of-pocket reasonable expenses with respect to the proposed offering of the Notes, including without limitation the fees and disbursements of counsel for Purchaser, actually incurred.

SECTION 14.              Notices

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to Purchaser shall be directed to the address specified in Exhibit C hereto and notices to Westpac shall be directed to:

Westpac Banking Corporation
Level 2
275 Kent Street
Sydney, New South Wales  2000
Australia
Telephone: (612) 8253 0056
Facsimile:  (612) 8253 1175

Email: globalfunding@westpac.com.au

Attention:  Global Funding, Group Treasury

SECTION 15.              Parties

This Agreement shall inure to the benefit of and be binding upon Purchaser and Westpac and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and permitted assigns and the controlling persons referred to in Sections 9 and 10 hereof, and the holders of the Notes for purposes of Section 16, 17 and 18, and their respective heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors and permitted assigns and said controlling persons and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of the Notes shall be deemed to be a successor to any party hereunder by reason merely of such purchase.

SECTION 16.              Consent to Jurisdiction; Appointment of Agent to Accept Service of Process

(a)           Westpac irrevocably consents and agrees, for the benefit of the holders from time to time of the Notes and Purchaser that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement may be brought in the courts of the State of New York or the courts of the United States of America located in The City of New York and hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets and revenues arising out of or in connection with this Agreement.

(b)           Westpac hereby irrevocably designates, appoints and empowers its New York branch, with offices at 575 Fifth Avenue, New York, New York 10017, Attention: Branch Manager, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and its properties, assets and revenues, service of any and all legal process, summons, notices and documents which may be served in any such action, suit or proceeding brought in any United States or State court with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement and which may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, Westpac agrees to designate a new designee, appointee and agent in The City of New York on the terms and for the purposes of this Section 16 satisfactory to Purchaser.  Westpac further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding by serving a copy thereof upon the relevant agent for service of process referred to in this Section 16 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified mail, first class, postage prepaid, to Westpac at its address specified in or designated pursuant to this Agreement.  Westpac agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.  Nothing herein shall in any way be deemed to limit the ability of the holders of the Notes and Purchaser to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over Westpac or bring actions, suits or proceedings against Westpac in any jurisdiction, and in any manner, as may be permitted by applicable law.  Westpac hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement brought in the United States federal courts or the courts of the State of New York located in The City of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(c)           The provisions of this Section 16 shall survive any termination of this Agreement, in whole or in part.

SECTION 17.              Foreign Taxes

Any amounts payable hereunder, other than payments of interest, principal or premium, if any, in respect of the Notes, to Purchaser shall be made free and clear of and without withholding or deduction for or on account of any and all taxes, levies, imposts, duties, charges or fees of whatsoever nature now or hereafter imposed, levied, collected, deducted or withheld or assessed by or on behalf of Australia or any political subdivision thereof or by any jurisdiction, other than the United States of America or any taxing authority or political subdivision thereof, in which Westpac has a branch, an office or any agency from which payment is made (a “Taxing Authority”), excluding (i) any such tax which would not have been imposed if Purchaser had no present or former connection with any such jurisdiction other than the performance of its obligations hereunder, (ii) any income or franchise tax imposed on the net income of Purchaser by any jurisdiction of which Purchaser is a resident, citizen or domiciliary, or in which it is engaged in business and (iii) any tax imposed that would not have been imposed but for the failure by Purchaser to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with any Taxing Authority if compliance is required by such Taxing Authority as a pre-condition to exemption from, or reduction in rate of, such tax (all such non-excluded taxes, the “Foreign Taxes”).  If, by operation of law or otherwise, that portion of amounts payable hereunder represented by Foreign Taxes withheld or deducted cannot be paid or remitted, then Westpac shall pay such additional amounts as are necessary to yield and remit to Purchaser amounts which, after deduction of all Foreign Taxes (including all Foreign Taxes payable on such increased payments) equal the amounts that would have been remitted if no Foreign Taxes had been so withheld or deducted (the “Additional Amount”); provided, however, that no Additional Amount with respect to any payment or compensation to Purchaser hereunder shall be required to be paid in the event that such payment or compensation is subject to such Foreign Tax by reason of Purchaser’s being connected with the jurisdiction of the Taxing Authority other than by reason of merely receiving payment hereunder.

SECTION 18.              Waiver of Sovereign Immunity

To the extent that Westpac or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Notes, Westpac hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

SECTION 19.              Judgment Currency

Westpac agrees to indemnify Purchaser against any loss incurred as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the rate of exchange at which Purchaser would have been able to purchase United States dollars with the amount of the Judgment Currency actually received by Purchaser had it utilized such amount of Judgment Currency to purchase United States dollars as promptly as practicable upon their receipt thereof.  The foregoing indemnity shall constitute a separate and independent obligation of Westpac and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

SECTION 20.              Governing Law

This Agreement and the rights and obligations of the parties created hereby shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to principles of conflicts of law.

SECTION 21.              Effect of Headings

The Section headings herein are for convenience only and shall not affect the construction thereof.

SECTION 22.              Counterparts

This Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Facsimile signatures shall be deemed original signatures.

SECTION 23.              Miscellaneous

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), Purchaser is required to obtain, verify and record information that identifies its respective clients, including Westpac, which information may include the name and address of its respective clients, as well as other information that will allow Purchaser to properly identify its respective clients.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to Westpac a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between Purchaser and Westpac in accordance with its terms.

Very truly yours,

WESTPAC BANKING CORPORATION

By:
Name:
Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

[•]

By:
Name:
Title:

LIST OF EXHIBITS

EXHIBIT A:	Pricing Supplement

EXHIBIT B:	List of Offshore Associates

EXHIBIT C:	Purchaser’s Notice Information